Exhibit 99.1

Press Contact:	Investor Relations:
Jeremy Skule	Michael Picariello
Fleishman Hillard	CommVault
212.453.2245	732.728.5380
jeremy.skule@fleishman.com	ir@commvault.com
CommVault Systems, Inc. Announces Third Quarter Fiscal 2007 Results
•	Revenues Rise 32% to $38.3 million

•	Non-GAAP Operating Income Increases 51% to $5.7 million

•	Non-GAAP Net Income of $0.10 per Diluted Share
OCEANPORT, N.J. – January 30, 2007 – CommVault Systems, Inc. [NASDAQ: CVLT], a leading provider of data management software applications, today announced its financial results for the third quarter ended December 31, 2006.
N. Robert Hammer, CommVault’s Chairman, President and CEO stated, “We had a good third quarter with solid progress in all areas of our business, which were highlighted by record revenues and increased earnings. We are confident in our ability to achieve our growth rate and profitability objectives. We are optimistic in our ability to continue to expand our available markets with innovative new products.”
Total revenues in the third quarter of fiscal 2007 were a record $38.3 million, an increase of 32% as compared to total revenues of $29.1 million in the third quarter of fiscal 2006. Software revenue in the third quarter of fiscal 2007 was $21.1 million, an increase of 27% from the third quarter of fiscal 2006.
Income from operations, determined in accordance with United States generally accepted accounting principles (GAAP), was $4.2 million for the third quarter of fiscal 2007, a 27% increase from $3.4 million in the same period of the prior year. For the third quarter of fiscal 2007, CommVault reported GAAP net income of $4.6 million, a 30% increase from $3.6 million in the same period of the prior year.
On a non-GAAP basis, operating income increased 51% to $5.7 million in the third quarter of fiscal 2007 compared to $3.8 million in the third quarter of the prior year. Non- GAAP net income increased 49% to $4.6 million, or $0.10 per diluted share from $3.1 million or $0.08 per diluted share.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Cash and cash equivalents as of December 31, 2006 totaled $56.5 million and operating cash flow for the quarter was $8.7 million.
Fiscal 2007 Guidance
For the fiscal year ending March 31, 2007 CommVault currently expects:
•	Total revenues in the range of $150 million to $151 million.

•	Non-GAAP gross margins of 85.5% to 85.7%.

•	Non-GAAP operating income margins of 14.2% to 14.8%.

•	Non-GAAP diluted EPS in the range of $0.44 per share to $0.46 per share using an effective tax rate of approximately 20% and a weighted average diluted share count of approximately 42.0 million to 42.5 million.

•	A cash income tax rate of less than 4% for fiscal 2007.
The non-GAAP guidance excludes approximately $0.11 per share of noncash stock-based compensation charges, net of non-GAAP income tax expense of $0.03 per share. In addition, the non-GAAP guidance also excludes the potential for additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options post-IPO lock-up.

Fiscal 2008 Guidance
For the fiscal year ending March 31, 2008 CommVault currently expects:
•	Total revenues in the range of $191 million to $193 million.

•	Non-GAAP gross margins of 85.5% to 85.7%.

•	Non-GAAP operating income margins of 17.0% to 17.5%.

•	Non-GAAP diluted EPS in the range of $0.54 per share to $0.56 per share using an effective tax rate of approximately 28% and a weighted average diluted share count of approximately 47 million to 48 million.

•	A cash income tax rate of less than 4% for fiscal 2008.
The Non-GAAP guidance excludes approximately $0.14 per share to $0.16 per share of noncash stock-based compensation charges, net of non-GAAP income tax expense of approximately $0.06 per share.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release selected financial information that has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, when used as a supplement to GAAP measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
The non-GAAP financial results discussed above excludes noncash stock-based compensation charges, accretion of preferred stock dividends and accretion of fair value of cumulative redeemable convertible preferred stock upon its conversion to common stock. In addition, the non-GAAP financial results apply an effective tax rate of 25% starting in the second quarter of fiscal 2007 which will result in an estimated effective tax rate of approximately 20% for fiscal 2007.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.
Conference Call Information
CommVault will host a conference call today, January 30, 2007, at 5:00 p.m. EDT to discuss its financial results. To access this call, dial 877-704-5382 (domestic) or 913-312-1296 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s Web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s Web site, www.commvault.com.
About CommVault
CommVault® provides Unified Data Management™ solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. The CommVault® QiNetix™ platform, based on CommVault’s Common Technology Engine, integrates Galaxy backup and recovery, snapshot management and recovery, remote replication, active data migration and archiving, e-mail compliance, enterprise service level management and reporting and storage resource management software solutions. The QiNetix unified approach is designed to allow customers to add/integrate QiNetix components, at a fraction of the time, effort and money required by separate point products.
Information about CommVault is available at www.commvault.com or by calling 732.870.4000. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States. (cvlt-f)
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault Systems, Inc. CommVault Systems, CommVault Galaxy, CommVault QiNetix, DataMigrator, DataArchiver, QNet, CommServe StorageManager, Common Technology Engine, MediaAgent, iDataAgent, CommCell and the CommVault logo are trademarks and may be registered trademarks in some jurisdictions of CommVault Systems, Inc. Product and company names herein may be trademarks of their respective owners.

Table I
CommVault Systems, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Software	$21,132	$16,655	$60,180	$43,978
Services	17,198	12,395	48,310	33,117

Total revenues	38,330	29,050	108,490	77,095

Cost of revenues:
Software	528	676	1,191	1,316
Services	5,102	3,565	14,459	9,292

Total cost of revenues	5,630	4,241	15,650	10,608

Gross margin	32,700	24,809	92,840	66,487

Operating expenses:
Sales and marketing	17,379	13,009	48,958	37,533
Research and development	5,851	4,962	17,369	14,019
General and administrative	4,470	3,099	13,734	9,132
Depreciation and amortization	753	388	1,832	1,153

Income from operations	4,247	3,351	10,947	4,650

Interest expense	(167)	(1)	(184)	(7)
Interest income	665	381	1,865	812

Income before income taxes	4,745	3,731	12,628	5,455

Income tax expense	(111)	(160)	(222)	(235)

Net income	4,634	3,571	12,406	5,220
Less: accretion of preferred stock dividends	—	(1,427)	(2,818)	(4,265)
Less: accretion of fair value of preferred stock upon conversion	—	—	(102,745)	—

Net income (loss) attributable to common stockholders	$4,634	$2,144	$(93,157)	$955

Net income (loss) attributable to common stockholders per share:
Basic	$0.11	$0.08	$(3.44)	$0.03

Diluted	$0.10	$0.07	$(3.44)	$0.03

Weighted average shares used in computing per share amounts:
Basic	41,676	18,822	27,052	18,814

Diluted	46,164	31,484	27,052	30,518

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2006	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,494	$48,039
Trade accounts receivable	21,737	18,238
Prepaid expenses and other current assets	2,200	1,877

Total current assets	80,431	68,154

Property and equipment, net	4,425	3,322
Other assets	397	1,092

Total assets	$85,253	$72,568

Liabilities, cumulative redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,106	$1,565
Accrued liabilities	15,920	12,685
Term loan	8,750	—
Deferred revenue	33,063	29,765

Total current liabilities	58,839	44,015

Deferred revenue, less current portion	4,333	3,036
Other liabilities	6	13

Cumulative redeemable convertible preferred stock: Series A through E	—	99,168
Total stockholders’ equity (deficit)	22,075	(73,664)

	$85,253	$72,568

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2006	2005
Cash flows from operating activities
Net income	$12,406	$5,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,045	1,188
Noncash stock compensation	4,326	624

Changes in operating assets and liabilities:
Accounts receivable	(3,499)	1,245
Prepaid expenses and other current assets	(323)	582
Other assets	(160)	(30)
Accounts payable	(316)	(199)
Accrued expenses	3,442	1,520
Deferred revenue and other liabilities	4,588	9,958

Net cash provided by operating activities	22,509	20,108

Cash flows from investing activities
Purchase of property and equipment	(3,148)	(1,765)

Net cash used in investing activities	(3,148)	(1,765)

Cash flows from financing activities
Payments to Series A through E preferred stockholders upon conversion to common stock	(101,833)	—
Net proceeds from initial public offering and concurrent private placement	82,242	—
Proceeds from the exercise of stock options	343	82
Proceeds from term loan	15,000	—
Repayments on term loan	(6,250)	(149)

Net cash used in financing activities	(10,498)	(67)

Effects of exchange rate — changes in cash	(408)	185

Net increase in cash and cash equivalents	8,455	18,461
Cash and cash equivalents at beginning of period	48,039	24,795

Cash and cash equivalents at end of period	$56,494	$43,256

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Non-GAAP financial measures and reconcilation:

GAAP income from operations	$4,247	$3,351	$10,947	$4,650
Add: Noncash stock compensation (1)	1,445	414	4,326	624

Non-GAAP income from operations	$5,692	$3,765	$15,273	$5,274

GAAP net income (loss) attributable to common stockholders	$4,634	$2,144	$(93,157)	$955

Add: Noncash stock compensation (1)	1,445	414	4,326	624
Add: Accretion of preferred stock dividends (2)	—	1,427	2,818	4,265
Add: Accretion of fair value of preferred stock upon conversion (3)	—	—	102,745	—
Less: Non-GAAP provision for income taxes adjustment (4)	(1,437)	(876)	(2,866)	(1,285)

Non-GAAP net income attributable to common stockholders	$4,642	$3,109	$13,866	$4,559

GAAP diluted weighted average shares outstanding	46,164	31,484	27,052	30,518
Add: Conversion of Series A through E preferred stock	—	6,333	4,122	6,333
Add: Conversion of Series AA, BB and CC preferred stock	—	—	6,305	—
Add: Dilutive effect of stock options and warrants	—	—	3,713	—

Non-GAAP diluted weighted average shares outstanding	46,164	37,817	41,192	36,851

Non-GAAP diluted net income per share	$0.10	$0.08	$0.34	$0.12

Footnotes — Adjustments
(1)	Represents noncash stock compensation charges associated with stock options granted as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Cost of services revenue	$24	$8	$75	$14
Sales and marketing	701	155	1,978	263
Research and development	182	45	564	77
General and administrative	538	206	1,709	270

Total noncash stock compensation expense	$1,445	$414	$4,326	$624

(2)	Represents accretion of preferred stock dividends due on CommVault’s Series A through E cumulative redeemable convertible preferred stock prior to its conversion to common stock on September 27, 2006.

(3)	Represents accretion of fair value of Series A through E cumulative redeemable convertible preferred stock upon conversion to common stock on September 27, 2006.

(4)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 25% starting in the second quarter of fiscal 2007.